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                                                                    EXHIBIT 4.3


                          MASTERPLAN SOFTWARE, INC.
                            1988 STOCK OPTION PLAN


     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

           Options granted hereunder will be Nonstatutory Stock Options as reflected in the terms of the written option agreement.

     2.    DEFINITIONS.  As used herein, the following definitions shall apply:

           (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

           (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

           (d)  "COMMON STOCK" shall mean the Common Stock of the Company.

           (e) "COMPANY" shall mean MasterPlan Software, Inc., a California corporation.

           (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not.

           (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

           (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the

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Company shall not be sufficient to constitute "employment" by the Company.

          (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

          (k)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (1) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (m) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

          (n) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

          (o)  "PLAN" shall mean this 1987 Stock Option Plan.

          (p) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Code.

     3.   STOCK SUBJECT TO THE PLAN.   Subject to the provisions of Section 11
of the Plan, the maximum aggregate number of shares which may be sold under the Plan is 843,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE. The Plan shall be administered by the Board of Directors of the Company. The Board of Directors may

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appoint a Committee consisting of not less than two members of the Board of
Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options;
(ii) to determine, upon review of relevant information and in accordance with
Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option including the exercise price thereof (but not to reduce the price below the fair market value of the Common Stock on the date of the Amendment); (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

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     5.   ELIGIBILITY.

          (a) Options may be granted only to Employees and Consultants. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. No Employee whose annual rate of compensation is $30,000 or less shall be granted Options having an aggregate exercise price exceeding five percent (5%) of such compensation.

          (b) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 3 of the Plan.

     7. TERM OF OPTION. The term of each Nonstatutory Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option agreement.

     8.    EXERCISE PRICE AND CONSIDERATION.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

              (i) For an Option granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

              (ii) For an Option granted to any other person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

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          (b) The fair market value shall be determined by the Board in its discretion provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

     9.   EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Notwithstanding the foregoing, every option must become exercisable at least at the rate of twenty percent (20%) of the total shares per year (or such more accelerated rate as provided in the Non-Statutory Option Agreement).

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of

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the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, at any time thereafter during the term of the Option, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination the Option shall terminate.

          (c) DEATH OF OPTIONEE. In the event of the death of an Optionee the Option may be exercised, at any time following the date of death (but only during the term of such Option) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of employment.

     10. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease

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in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the event that the successor corporation refuses to assume or substitute for the Option, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of not fewer than twenty days from the date of such notice, and the Option will terminate upon the expiration of such period. For purposes of this Section 11, an option shall be considered to have been assumed, or an equivalent option substituted therefor, if the Optionee thereafter has the right upon exercise to receive for each share of Optioned Stock which would otherwise have been received either (a) the consideration received by the holder of the share of Common Stock pursuant to the merger or other transaction, or (ii) other consideration of equal value as determined in good faith by the Board of Directors.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

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     13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the
Plan:

              (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

              (ii) any change in the designation of the class of persons eligible to be granted Options; or

              (iii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

          (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17 of the Plan.

          (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for

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the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such. requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors. Shareholder approval must be obtained, either at a duly held shareholder's meeting or by written consent, by the affirmative vote of the holders of a majority of the outstanding shares of the Company.

     18. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

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                       MASTERPLAN SOFTWARE, INC.

                 NONSTATUTORY STOCK OPTION AGREEMENT


     MasterPlan Software, Inc., a California corporation (the "Company"), has granted to ____________________________________ (the "Optionee"), an option
(the "Option") to purchase a total of __________ shares of Common Stock (the "Shares"), at the price as provided herein, and in all respects subject to the terms, definitions and provisions of the 1988 Stock Option Plan (the "Plan") adopted by the Company, which provisions are incorporated herein by reference. Optionee acknowledges receipt of a copy of the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     1. NATURE OF THE OPTION. This Option is intended by the Company and the Optionee to be a Nonstatutory Stock Option, and does not qualify for any special tax benefits to the Optionee.

     2. EXERCISE PRICE. The exercise price is $ ____________ for each share of Common Stock.

     3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

           (I) RIGHT TO EXERCISE.

               (a) Subject to the other provisions of this Agreement, this Option shall be exercisable cumulatively to the extent of 1/60th of the Shares subject to the Option for each month which has expired after the Vesting Commencement Date of the Option; provided however that Optionee shall not be entitled to exercise any portion of this Option until twelve months after the Vesting Commencement Date. The Vesting Commencement Date shall be the date provided opposite the signature of the Company to this Agreement.

               (b) This Option may not be exercised for a fraction of a share.

               (c) In the event of Optionee's death, disability or other termination of employment or consulting relationship, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

               (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 10 below.

              (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     4. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

     5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Board:

               (i)   cash;

              (ii)   check; or

             (iii) surrender of other shares of Common Stock of the Company of a value equal to the exercise price of the Shares as to which the Option is being exercised, provided that such surrendered shares have been held at least six months prior to their surrender. The value of the shares surrendered shall not take into account whether such shares are registered under applicable securities laws.

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


         6. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         7. TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, he may, at any time during the term of this option as set forth in Section 10 below, exercise this Option but only to the extent that it is immediately exercisable on the date of such termination. To the extent that this Option is not immediately exercisable on the date of such termination of employment because of failure to complete the vesting schedule in Section 3 (including the initial twelve-month period), the Option shall terminate.

         8. DEATH OF OPTIONEE. In the event of the death of Optionee, the Option may be exercised, at any time prior to the date of expiration of the term of this Option as set forth in Section 10 below, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise accrued to the date of termination of employment. To the extent that this Option is not immediately exercisable on the date of such termination of employment because of failure to complete the vesting schedule in Section 3 (including the initial twelve-month period), the Option shall terminate.

         9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10. TERM OF OPTION. This Option may not be exercised more than ten years (five years if Optionee owns, immediately before the Option is granted, stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

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

        11. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, upon exercise of this Option, he will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

        12. RESTRICTION ON SALE AFTER PUBLIC OFFERING. In the event that the Company registers shares of Common Stock for public sale in an underwritten offering pursuant to the Securities Act of 1933, Optionee agrees not to sell, contract to sell, sell short, acquire any option to sell or otherwise dispose of any of the Shares or make a short sale of any Common Stock for a period of up to 180 days commencing on the effective date of such registration as required by the managing underwriter of such public offering, provided that the officers of the Company similarly agree with respect to their Common Stock.

DATE: __________________________

VESTING COMMENCEMENT               MASTERPLAN SOFTWARE, INC.

DATE: __________________________   By:



     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.

     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

    Dated: _________________________
                                         ____________________________
                                         Optionee





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

                           MASTERPLAN SOFTWARE, INC.

               AMENDMENT TO NON-STATUTORY STOCK OPTION AGREEMENT

     This Amendment is made as of this ____ day of ___________ , 198_ between MasterPlan Software, Inc., a California corporation (the "Company"), and ("Optionee") to the Non-Statutory Stock Option Agreement (the "Option Agreement") dated ___________, 19__, between the Company and Optionee.

     The Company and Optionee desire to amend the Option Agreement to make Optionee's option immediately exercisable in full, subject to the Company's right to repurchase at cost any shares which may remain unvested at the time of termination of Optionee's services to the Company.

     In consideration of the mutual promises contained herein, the parties agree as follows:

     1. TERMS OF EXERCISE: Section 3 of the Option Agreement is hereby amended to provide that the option shall be exercisable in full at any time during the term of the Option Agreement as to all installments, subject to the terms and conditions of this Amendment.

     2. REPURCHASE AGREEMENT: As a condition to Optionee's ability to exercise such stock option as set forth in this Amendment, Employee shall at the time of exercise execute and deliver to the Company the Stock Purchase and Restriction Agreement attached hereto as Exhibit A.

     3. NO OTHER CHANGES: Except as expressly set forth above, the Option Agreement shall continue in full force and effect.

     4.    TAX ELECTION: Optionee agrees to make the election prescribed by
Section 83 (b) of the Internal Revenue Code, within thirty days of purchase of any stock under the Option.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first set forth above.

MASTERPLAN SOFTWARE, INC.                         OPTIONEE

By:  ______________________                ______________________

Title: ____________________